SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 9, 2003

(Date of earliest event reported)

POTLATCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5313	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 W. Riverside Avenue, Suite 1100, Spokane WA,	99201
(Address of principal executive offices)	(Zip Code)

509-835-1500

(Registrant’s telephone number,

including area code)

Item 5.

On June 9, 2003, Potlatch Corporation issued the following press release:

Potlatch Corporation (NYSE: PCH) today announced that it has received final approval of a federal income tax refund of approximately $24.5 million. The refund is the result of a settlement with the Internal Revenue Service for tax years 1989 through 1994.

Approximately $12 million of the settlement is interest income that the company will report in the second quarter of 2003.

Potlatch is a diversified forest products company with timberlands in Arkansas, Idaho and Minnesota. This news release contains, in addition to historical information, certain forward-looking statements. These forward-looking statements are based on management’s best estimates and assumptions regarding future events, and are therefore subject to known and unknown risks and uncertainties and are not guarantees of future performance. The company’s actual results could differ materially from those expressed or implied by forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 10, 2003

POTLATCH CORPORATION

By:	/S/ MALCOLM A. RYERSE
Malcolm A. Ryerse
Corporate Secretary